Exhibit 99.1

NEWS RELEASE

Green Plains Renewable Energy, Inc. Prices Follow-On Public Offering

OMAHA, NE (GLOBE NEWSWIRE), March 5, 2010 – Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) announced today that it has priced the sale of 5,500,000 newly issued shares of its common stock at $13.50 per share. Green Plains has also granted the underwriters a 30-day option to purchase up to an additional 825,000 shares to cover over-allotments, if any. The offering is expected to close on March 10, 2010.

The net proceeds to the Company from this offering will be approximately $68.8 million, not including the over-allotment option, after deducting underwriting discounts and commissions and estimated offering expenses payable by the Company. The Company intends to use the net proceeds of this offering for general corporate purposes. While the Company does not currently have any binding commitments or definitive agreements to enter into potential acquisitions, the Company may also use a portion of the net proceeds to acquire or invest in additional facilities, assets or technologies consistent with the Company’s growth strategy.

The joint book runners are Jefferies & Company, Inc. and Piper Jaffray & Co., with Imperial Capital, LLC and Stephens Inc. acting as co-managers.

The offering may only be made by means of a prospectus. When available, printed copies of the final prospectus supplement and accompanying prospectus relating to the offering may be obtained from Jefferies & Company, Inc., Equity Syndicate Middle Office, 520 Madison Avenue, 12th Floor, New York, NY 10022, or Piper Jaffray & Co., 800 Nicollet Mall, Suite 800, Minneapolis, MN 55042, or Imperial Capital, LLC, 485 Lexington Avenue, 28th Floor, New York, NY 10017 or Stephens Inc., 111 Center Street, Little Rock, AR 72201. The final prospectus supplement will also be filed with the Securities and Exchange Commission and be available on the Commission’s website located at www.sec.gov.

A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and was declared effective on January 14, 2010. This press release shall not constitute an offer to sell or the solicitation of any offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the security laws of any such state or jurisdiction.

About Green Plains Renewable Energy, Inc.

Green Plains Renewable Energy, Inc. (NASDAQ: GPRE) is North America’s fourth largest ethanol producer, operating a total of six ethanol plants in Indiana, Iowa, Nebraska and Tennessee with annual expected operating capacity totaling approximately 480 million gallons. Green Plains also markets and distributes ethanol for four third-party ethanol producers with annual expected operating capacity totaling approximately 360 million gallons. Green Plains owns 51% of Blendstar, LLC, a biofuel terminal operator which operates nine blending or terminaling facilities with approximately 495 million gallons per year of total throughput capacity in seven states in the south central United States. Green Plains operates grain storage facilities and complementary agronomy and petroleum businesses in northern Iowa and southern Minnesota.

Safe Harbor

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Such statements are identified by the use of words such as “anticipates,” “estimates,” “expects,” “will,” “predicts,” “intends,” “plans,” “believes,” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such statements are based on management’s current expectations and are subject to various factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such forward-looking statements. Green Plains may experience significant fluctuations in future operating results due to a number of economic conditions, including, but not limited to, competition in the ethanol and other industries in which the company competes; commodity market risks, financial market risks, counter-party risks, risks associated with changes to federal policy or regulation, and other risks detailed in the company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2009 and in the company’s subsequent filings with the SEC. Green Plains assumes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. The cautionary statements in this report expressly qualify all of our forward-looking statements. In addition, the company is not obligated, and does not intend, to update any of its forward-looking statements at any time unless an update is required by applicable securities laws.

Company Contact: Jim Stark, Vice President—Investor and Media Relations, Green Plains Renewable Energy, Inc. (402) 884-8700

---END---